UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 7, 2021

INVITAE CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-36847	27-1701898
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1400 16th Street, San Francisco, California	94103
(Address of principal executive offices)	(Zip Code)

(415) 374-7782

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240-13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	NVTA	The New York Stock Exchange LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective June 21, 2021, Yafei (Roxi) Wen will be appointed Chief Financial Officer of Invitae Corporation (the “Company”). Upon her appointment, the Company’s current Chief Financial Officer, Shelly D. Guyer, will fully transition to her new role leading the Company’s sustainability efforts, including the Company’s ESG (environmental, social and governance) initiatives.

Ms. Wen, age 49, most recently served as Chief Financial Officer at Mozilla Corporation, an open-source software company, since February 2019. Prior to that, Ms. Wen served as Chief Financial Officer of Elo Touch Solutions, Inc., a touchscreen solutions company, from April 2014 to February 2019, and as Vice President of Finance at FleetPride, Inc., an industrial distribution company, from 2013 to 2014. Ms. Wen served as Senior Finance Director and Treasurer of Lineage Power Holdings, Inc., a global electronics power technology company, from 2008 to 2011, and following its acquisition by GE Energy, its Chief Financial Officer from 2011 to 2013. Prior to that, Ms. Wen served as Finance Manager at Medtronic plc, a global medical technology company, from 2002 to 2008. Ms. Wen holds a Bachelor of Economics from Xiamen University, and an M.B.A. from the University of Minnesota.

In connection with Ms. Wen’s appointment as Chief Financial Officer, Ms. Wen and the Company entered into an offer letter dated May 19, 2021 (the “Offer Letter”), pursuant to which Ms. Wen will be entitled to receive an annual base salary of $475,000. Ms. Wen will be granted 125,000 restricted stock units (“RSUs”), which will vest over a three-year period. Ms. Wen will be paid an additional $500,000 as a sign-on bonus, which is to be repaid if she resigns before the anniversary of her start date. Ms. Wen’s RSU grants will be subject to the terms and conditions of the 2015 Stock Incentive Plan and the applicable stock award agreements, and will be subject to a registration statement on Form S-8 covering the shares of common stock underlying the RSUs being filed with the Securities and Exchange Commission. Ms. Wen will also be eligible to participate in the Company’s management incentive compensation plan and to receive up to 19,900 in performance RSUs subject to the terms of such plan, in addition to medical and other employee benefits programs. Ms. Wen’s employment will be on an “at will” basis.

In connection with her appointment as Chief Financial Officer, the Company expects to enter into its form of change in control and severance agreement and form of indemnification agreement with Ms. Wen. Ms. Wen has no family relationships with any of the Company’s directors or executive officers, and she has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

The foregoing summary of the Offer Letter is qualified in its entirety by reference to the Offer Letter, a copy of which is attached hereto as Exhibit 10.1 and incorporated herein by reference. On June 11, 2021, the Company issued a press release announcing Ms. Wen’s appointment as Chief Financial Officer. A copy of such press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

On June 9, 2021, Katherine A. Stueland, the Company’s Chief Commercial Officer, notified the Company that effective June 18, 2021, she will be stepping down from her role to accept a CEO position at another company.

Item 5.07	Submission of Matters to a Vote of Security Holders.

The Company held its Annual Meeting of Stockholders on June 7, 2021. The matters voted upon at the meeting and the results of those votes are set forth below.

1.	The following Class II directors were elected to serve until the 2024 annual meeting of stockholders or until their successors are duly elected and qualified:

	For	Withheld	Broker Non-Votes
Kimber D. Lockhart	117,760,052	709,961	41,557,422
Chitra Nayak	89,724,192	28,745,821	41,557,422

2.	The compensation of the Company’s named executive officers was approved, on a non-binding advisory basis.

For	Against	Abstain	Broker Non-Votes
116,591,304	1,464,921	413,788	41,557,422

3.	The appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2021 was ratified.

For	Against	Abstain
159,473,146	385,462	168,827

4.	The stockholder proposal concerning proxy access was not approved.

For	Against	Abstain	Broker Non-Votes
30,193,401	87,684,402	592,210	41,557,422

5.	The stockholder proposal concerning majority voting in uncontested director elections was not approved.

For	Against	Abstain	Broker Non-Votes
40,010,024	77,889,580	570,409	41,557,422

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

10.1	Offer Letter, dated May 19, 2021, between Invitae Corporation and Roxi Wen.

99.1	Press Release, dated June 11, 2021.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 11, 2021

INVITAE CORPORATION

By:	/s/ Thomas R. Brida
Thomas R. Brida
General Counsel